Exhibit 99.1

Arcadia Biosciences Announces Fourth-Quarter and Full-Year 2019 Financial Results and Business Highlights

Company introduced high-value hemp innovations while continuing to commercialize innovative food ingredients and agricultural productivity traits

DAVIS, Calif. (March 25, 2020) – Arcadia Biosciences, Inc. (Nasdaq: RKDA), a leader in science-based approaches to enhancing the quality and nutritional value of crops and food ingredients, today released its financial and business results for the fourth quarter and full year of 2019.

“We are energized by our progress in hemp, wheat and soy in 2019 and the strength with which we enter 2020 to grow our GoodHempTM seed sales, Hawaiian CBD oils, and GoodWheatTM flour and grain sales,” said Matthew Plavan, president and CEO. “Moreover, as we take stock of our progress so far this year, including more than $3.7 million in backlog GoodHemp seed orders, we maintain confidence in our projected goal to exceed $10 million in total revenue this year, although we will continue to assess the potential impact of COVID-19 on our business. Revenues from these orders will be recognized when the seeds are delivered to growers, between second and fourth quarter this year.

“The legalization of industrial hemp cultivation in late 2018 provided us an opportunity like none other in the history of our company,” Plavan continued. “With Arcadia’s proven plant transformation capabilities in global crops like wheat, rice and soybean, we trained our sights in 2019 on building the most advanced plant breeding platform, ArcaTech, to rapid prototype, develop and deliver functional improvements in hemp targeting the greatest challenges growers face in adopting and scaling hemp cultivation, such as federal compliance, disease resistance and high cannabinoid content. As a result, much of our R&D focus for the year was on this newly emerging crop, having introduced 10 new varieties, with the goal of becoming a leading provider of high value seed and extracts for the global hemp market.”

“2019 also marked a year of strong progress in our GoodWheat business, where we captured first sales and executed a key global commercial agreement. And our Verdeca joint venture  accelerated toward commercial launch with new approvals of HB4® drought and herbicide tolerant soybeans in the U.S., Brazil and Paraguay,” Plavan said.

2019 Operating and Business Highlights

New Focus on Innovating in Hemp

•	Hemp Research Rapidly Initiated in Hawaii. Arcadia launched its new hemp business in the first quarter, quickly acquired a pilot program license in Hawaii, and by early April began research and cultivation of sun-grown hemp. The islands offer unique geographic and climate advantages for growing hemp year-round, and the state’s pilot program under the 2014 Farm Bill allowed Arcadia to get a head start while other states were just starting to develop agricultural guidelines for hemp cultivation.

•

Accelerated Hemp R&D with New Leadership and ArcaTech Technology Platform. To expand its hemp R&D capabilities in the areas of breeding operations, extraction research, cannabinoid profiling and germplasm acquisition, Arcadia brought in Randy Shultz, Ph.D. as head of research and development. Shultz is the former global crop lead at Inari Agriculture, with deep expertise in gene editing and new plant breeding technologies and a well-established reputation as a keen R&D strategist.

Using ArcaTech, a proprietary technology platform designed to bring innovative and disruptive plant genomics to market rapidly, Arcadia’s R&D team produced its first unique variety and executed a number of varietal crosses to generate new performance characteristics and identify valuable attributes. ArcaTech combines modern breeding science and genomics technology to develop high-quality non-genetically modified (non-GM) hemp varieties with improved uniformity, stability, resiliency and yield, enabling farmers to maximize the value and profitability of this newly-legal crop.

•

Launched Archipelago Ventures, Hawaiian Hemp Joint Venture. In the third quarter, Arcadia launched a strategic joint venture with Legacy Ventures Hawaii to grow, extract and sell superior sun-grown hemp. The partnership, Archipelago Ventures, joins Arcadia’s extensive genetic expertise, resources and cultivation facility in Hawaii with the proven extraction and commercial capabilities of Legacy and its partner Vapen CBD.

The result is one vertically integrated supply chain, from seed to sale, enabling Archipelago to deliver superior hemp extract which harnesses the islands’ geographic and climate advantages. The partnership also provides access to world class extraction facilities and a channel to key international markets for hemp and cannabidiol (CBD). In the fourth quarter, Archipelago began the build of large-scale mobile extraction and processing equipment to produce tetrahydrocannabinol (THC)-free, sun-grown hemp isolate or distillate on the islands.

•

Expanded Hemp Operations in Three States. Arcadia established a hemp research facility in California in Q3 and partnered with an Oregon research company to conduct field research in that key hemp territory. As a result, Arcadia now has operational locations in three geographies to produce hemp and hemp seed – Hawaii, California and Oregon – and is well equipped to test varieties and advance breeding activities under multiple climate conditions with improved access to more germplasm.

•

Introduced GoodHemp, a New Commercial Brand of Superior Hemp Seeds. By the fourth quarter, less than a year after launching its hemp business, Arcadia introduced GoodHemp, its new commercial line of genetically superior hemp seeds, transplants, flower and extracts. GoodHemp debuted its first commercial product, a disease resistant and ultra-low THC hemp seed, during the American Seed Trade Association CSS & Seed Expo in December. This innovation came just months after the USDA’s Interim Final Ruling for hemp cultivation, which mandated that states test hemp crops and dispose of “hot” crops that exceed 0.3 percent THC.

GoodWheat Portfolio of Non-GM Specialty Wheat Varieties

•

Global Commercial Agreement Signed for GoodWheat. The big news for GoodWheat in 2019 was a global collaboration agreement between Arcadia, Bay State Milling Company and Arista Cereal Technologies signed in the third quarter. The agreement secures a U.S. route to market for the company’s high fiber GoodWheat, which will enter the North American market as part of Bay State’s HealthSenseTM flour. The collaboration also ended the ongoing legal dispute between Arcadia and Arista over patents in resistant starch wheat, enabling both companies to share the growing global market for innovations in wheat.

•

Arcadia Secures First Purchase Commitment for High Fiber Wheat in 2020.  After signing the agreement with Bay State Milling Company and Arista Cereal Technologies, Arcadia received its first purchase commitment from Bay State in the fourth quarter of 2019. As the exclusive North American commercial partner, Bay State will bring Arcadia’s high-fiber bread wheat to market under Bay State’s HealthSense brand portfolio. Arcadia plans to significantly expand GoodWheat acres with growers to meet 2020 sales commitments and plans.

•

Scaled GoodWheat Production in Preparation for Commercial Launch. Arcadia completed its counter-season GoodWheat production trials in the first quarter, and scaled up production of its GoodWheat specialty wheat varieties, harvesting winter trials with higher than expected yields. Summer production trials have been planted in key wheat growing areas. The company achieved first sales of GoodWheat products at the end of 2019.

•

Arcadia Offers Limited Release GoodWheat Reduced Gluten Wheat Flour. In the fourth quarter, Arcadia introduced a limited release of its GoodWheat Reduced Gluten Wheat Flour. Developed for those with sensitive stomachs, the flour contains 65 percent less allergenic gluten and is higher in fiber than traditional flour, while also delivering improved protein quality and increased levels of essential amino acids such as lysine and histidine. Foods made with Arcadia’s reduced gluten wheat flour offer the same baking quality, taste and texture as traditional wheat. This limited release marked the first retail offering within the company’s GoodWheat portfolio of non-GM specialty wheat ingredients.

•

Arcadia Receives Patent for Reduced Gluten GoodWheat.  The U.S. Patent and Trademark Office awarded Arcadia a patent for reduced gluten grains. This unique attribute was developed through Arcadia’s in-house breeding platform, which brings novel food innovations to consumers. The patent is the 17th in Arcadia’s GoodWheat portfolio of non-genetically modified (non-GM) wheat varieties, which includes high-fiber resistant starch, extended shelf life and now reduced gluten.

HB4® Drought and Herbicide Tolerant Soybeans

•

Verdeca HB4 Drought and Herbicide Tolerant Soybeans Receive Key Regulatory Approvals in the U.S., Brazil and Paraguay.  Verdeca, Arcadia’s joint venture with Bioceres Crop Solutions Corp, received several key regulatory approvals for its HB4 drought and herbicide tolerant soybeans in 2019: the U.S., Brazil and Paraguay. HB4 soybean varieties deliver two layers of value for growers: drought and herbicide tolerance, helping growers facing climate and production challenges.

HB4 soybeans are now approved in the top four global suppliers, accounting for more than 80 percent of the soybean market worldwide.  Verdeca continues to prepare for full-scale launch of HB4 soybean sales in Argentina, pending import approval from China. The expectations for that approval are under review in light of recent developments in the country. The USDA approval allows Verdeca to accelerate its evaluation of potential U.S. germplasm partners to carry the HB4 trait, and the company is in negotiations with several commercial partners and soybean producers to prepare the North American market for this new trait.

•

Verdeca Introduces Pre-Commercial HB4 Drought and Herbicide Tolerant Soybeans to Growers in Argentina. In preparation for commercial launch, Verdeca introduced HB4 soybeans at Expoagro 2019, the largest farm show in Argentina. More than 1200 growers from throughout South America visited the Verdeca pavilion, and many signed on to the company’s HB4 program for early adopters, which grants priority access to test the HB4 soybean varieties in their fields.

Recent Highlights in 2020

•

Received more than $3 million in seed purchase commitments for GoodHemp. Within two months post launch of the GoodHemp seed catalog, Arcadia secured more than $3 million in initial seed purchase commitments, reflecting strong market demand for quality genetics in the emerging hemp industry. Revenues from these initial purchase commitments will be recognized when the seeds are delivered to growers, between second and fourth quarter of 2020. This revenue, along with that expected from follow-on commitments, will contribute meaningfully to the greater than $10 million in total expected revenues for 2020, as forecasted in the company’s financial guidance.

•

Established GoodHemp Innovation Partners Platform. To support the company’s strategy to become the market leader in high-value hemp innovations and ensure the continued success of the GoodHemp line, Arcadia established the GoodHemp Innovation Partners platform, a select group of growers who will work closely with Arcadia’s team of regional agronomists to further the shared understanding of GoodHemp seed performance at industrial scale throughout the production season. This unique go-to-market approach utilizes a hub model with initial centers in Hawaii, the Pacific Northwest, Southern California, Northern California, the Desert Southwest and the Mountain West. Innovation partners receive exclusive access to the team of breeders, geneticists and computational biologists at Arcadia’s R&D headquarters in Davis, and serve as a hemp production advisory board highlighting grower challenges to inform Arcadia’s future breeding efforts. They also have early access to developmental seed varieties and will help validate innovations under real farm conditions.

•

Strategic Retailer Partnership to Introduce GoodHemp Seeds to California Growers. In March, Arcadia announced a new strategic partnership with Grow West, one of the largest independent marketers of agricultural products in California, and Buttonwillow Warehouse Company (BWC), a family owned and operated fertilizer and crop protection products company in central and Southern California, to introduce Arcadia’s USDA-compliant GoodHemp seed line to California growers. Grow West and BWC will bring their collective grower relationships to Arcadia’s GoodHemp Innovation Partners platform, and Arcadia gains access to every production acre in the state, including top California cultivators who rely on the crop and pest control advisors of these two companies to make important decisions throughout the growing season.

•

Archipelago Ventures Partnered with Vivion Specialties, Inc. To Certify and Distribute Hawaiian Hemp Products in North America. Recently Arcadia announced a new partnership between Archipelago Ventures, its joint venture with Legacy Ventures Hawaii, and Vivion Specialties, Inc. (VSI), a North American specialty ingredient supplier. VSI will serve as Archipelago’s North American distributor, managing the stateside marketing and sales of sun-grown Hawaiian hemp ingredients in key markets like food and beverage, human and pet nutrition and personal care. VSI has a network of 18 sales regions in the U.S. and Canada and is known for its proprietary VivAssure® purity validation process, which tests every ingredient and provides a detailed Certificate of Analysis of its contents. The collaboration will deliver rigorously tested and lab-certified CBD ingredients, providing high quality and transparency for discerning retailers and shoppers throughout North America.

•

Verdeca Registers Early Adopters for HB4 Program at Expoagro 2020. For the second year in a row in March, Verdeca showcased pre-commercial HB4 soybeans varieties at Expoagro 2020, Argentina’s largest farm show. At Verdeca’s pavilion, growers were able to inspect field plots of HB4 soybeans demonstrating the trait stack’s tolerance to drought, salinity and glufosinate. Early adopters in the HB4 program can begin testing the trait in their own fields in preparation for commercial launch following import approval from China. These pre-commercial varieties are currently being multiplied on close to 7,400 acres, with the potential for more than 100,000 additional acres available for seed multiplication during the next crop season.

•

U.S. Patent Granted for High Fiber Wheat with Improved Yield. Arcadia expanded its GoodWheat patent portfolio to include an allele that improves yield in high fiber, resistant starch wheat. In multi-year field studies, wheat breeding lines carrying the higher-yielding allele produced an average of 6 to 9 percent higher yields, with some resulting in as much as 30 percent higher yields. Field trials further indicated there may be other benefits to this innovation, including reduction in sensitivity to the damaging effects of cold at specific growth stages. The higher-yielding allele is the output of Arcadia’s ArcaTech technology platform and is the latest among a suite of patents Arcadia has licensed to Arista Cereal Technologies and Bay State Milling in North America. These improvements to the crop yield and production efficiency are an example of the companies’ continuing plans to expand the adoption and market footprint of high fiber, resistant starch wheat.

Arcadia Biosciences, Inc.

Financial Snapshot

(Unaudited)

($ in thousands)

	Three Months Ended December 31,				Years Ended December 31,
	2019	2018	% Favorable/ (Unfavorable)		2019	2018	% Favorable/ (Unfavorable)
			$	%			$	%
Total Revenues	416	444	(28)	(6)%	1,169	1,464	(295)	(20)%
Total Operating Expenses	4,405	4,798	393	8%	20,550	18,334	(2,216)	(12)%
Loss From Operations	(3,989)	(4,354)	365	8%	(19,381)	(16,870)	(2,511)	(15)%
Net Loss Attributable to Common Stockholders	(6,243)	(646)	(5,597)	(866)%	(28,805)	(13,480)	(15,325)	(114)%

Revenues

Arcadia’s revenues in 2019 reflect the impact of the company’s transformation from a predominately research and licensing business model to a commercial agriculture model. As a result, revenues from its legacy sources continued to wind down during the year. Arcadia’s expectations for the onset and scale up of new product and trait revenues from hemp and wheat remain unchanged for 2020 and beyond, although the company will continue to assess the potential impact of COVID-19 on its business.

In the fourth quarter of 2019, revenues were $416,000, compared to revenues of $444,000 in the fourth quarter of 2018. For annual 2019, revenues decreased to $1.2 million from $1.5 million during the same period of 2018. The quarter-over-quarter and annual results were primarily driven by the decrease in government grant and contract research revenue, partially offset by higher GLA product revenues. The company expects revenue from its hemp and wheat products to total at least $10 million in 2020.

Operating Expenses

Operating expenses for the fourth quarter and year ended December 31, 2019 were $4.4 million and $20.6 million, compared to $4.8 million and $18.3 million for the fourth quarter and year ended December 31, 2018.

Research and development (R&D) spending increased by $166,000 and $1.0 million for the fourth quarter and year end December 31, 2019 compared to the same periods in 2018, primarily due to additional soybean development activities, higher employee-related expenses and hemp related costs.

General and administrative (SG&A) expenses for the fourth quarter of 2019 were $110,000 and $2.0 million higher than for the fourth quarter and year ended December 31, 2018, primarily the result of additional employee-related expenses, hemp consulting fees and stock compensation expense, as well as increased marketing and public relations activities. Included in annual 2019 stock compensation expense was $662,000 of one-time charges for the accelerated vesting of a consultant’s performance-based warrants and the modification of our former CEO’s stock options in connection with his separation.

Cost of product revenues was $331,000 higher than in the fourth quarter of 2018 and $224,000 higher than annual 2018 due primarily to the write down of wheat inventory in 2019.

Operating expenses for 2019 includes a $1.0 million non-cash fair value gain recognized during the fourth quarter. The non-cash gain was the result of a reduction in the fair value of Arcadia’s contingent consideration liability.

Net Loss Attributable to Common Stockholders

Net loss for the fourth quarter of 2019 was $6.2 million, or a loss of ($0.72) per share, compared to the $646,000 loss recognized in the fourth quarter of 2018. Net loss for the year was $28.8 million, or ($4.53) per share, compared to the net loss of $13.5 million in 2018. The decrease for both periods was largely due to the change in the fair value of the common stock warrant and common stock adjustment feature liabilities, which is driven by the number of common stock warrants outstanding, as well as the change in the company’s stock price. Net loss in the fourth quarter and year ended December 31, 2019 includes non-cash expense of $2.5 million and $9.2 million, respectively, for the change in the fair value of common stock warrant and common stock adjustment feature liabilities, as compared to $3.6 million and $9.6 million of non-cash income recorded during the same periods in 2018.

Conference Call and Webcast

The company has scheduled a conference call for 4:30 p.m. Eastern (1:30 p.m. Pacific) today, March 25, to discuss fourth-quarter and annual financial results and key strategic achievements.

Interested participants can join the conference call using the following numbers:

U.S. Toll-Free Dial-In:	+1-844-243-4690
International Dial-In:	+1-225-283-0138
Passcode:	8662765

A live webcast of the conference call will be available on the “Investors” section of the Arcadia’s website at www.arcadiabio.com. Following completion of the call, a recorded replay will be available on the company’s investor website.

About Arcadia Biosciences, Inc.

Arcadia Biosciences (Nasdaq: RKDA) is a leader in science-based approaches to enhancing the quality and nutritional value of crops and food ingredients. The company’s GoodWheat™ branded ingredients deliver health benefits to consumers and enable consumer packaged goods companies to differentiate their brands in the marketplace. Arcadia’s agricultural traits are being developed to enable farmers around the world to be more productive and minimize the impact of agriculture on the environment. The company’s new GoodHemp seed catalog delivers genetically superior hemp seeds, clones, transplants, flower and extracts, applying the company’s proprietary crop innovation technology, ArcaTech, to an emerging crop. For more information, visit www.arcadiabio.com.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release and the accompanying conference call contain forward-looking statements about the company and its products, including statements relating to components of the company’s long-term financial success and ongoing plans; the company’s and its partners’ ability to fulfill backlog seed orders; and the company’s traits, commercial products and collaborations. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the company’s and its partners’ ability to develop commercial products incorporating its traits and to complete the regulatory review process for such products; the company’s compliance with laws and regulations that impact the company’s business, and changes to such laws and regulations; the potential impact of COVID-19 on our business; and the company’s future capital requirements and ability to satisfy its capital needs. Further information regarding these and other factors that could affect the company’s financial results is included in filings the company makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and additional information that will be set forth in its Form 10-K for the year ended December 31, 2019. These documents are or will be available on the SEC Filings section of the Investor Relations pages of the company’s website at www.arcadiabio.com.  All information provided in this release and in the attachments is as of the date hereof, and Arcadia Biosciences, Inc. undertakes no duty to update this information.

Press Contact:

Lisa Weser
Trailblaze

lisa@trailblaze.co

Investor Contact:

Pam Haley

Chief Financial Officer

ir@arcadiabio.com

Arcadia Biosciences, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	As of December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$8,417	$11,998
Short-term investments	16,915	9,825
Accounts receivable	602	165
Unbilled revenue	—	3
Inventories, net — current	1,794	181
Prepaid expenses and other current assets	712	704
Total current assets	28,440	22,876
Property and equipment, net	1,799	395
Right of use asset	1,963	—
Inventories, net — noncurrent	364	746
Other noncurrent assets	8	7
Total assets	$32,574	$24,024
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$4,685	$2,645
Amounts due to related parties	40	29
Notes payable - current	24	—
Unearned revenue — current	42	96
Operating lease liability - current	611	—
Other current liabilities	306	284
Total current liabilities	5,708	3,054
Notes payable - noncurrent	107	—
Operating lease liability - noncurrent	1,497	—
Common stock warrant liabilities	14,936	5,083
Other noncurrent liabilities	2,000	3,072
Total liabilities	24,248	11,209
Stockholders’ equity:
Common stock, $0.001 par value—150,000,000 shares authorized as of December 31, 2019 and December 31, 2018; 8,646,149 and 4,774,919 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively.	49	45
Additional paid-in capital	214,826	191,136
Accumulated other comprehensive income	1	—
Accumulated deficit	(207,171)	(178,366)
Total Arcadia Biosciences stockholders’ equity	7,705	12,815
Non-controlling interest	621	—
Total stockholders' equity	8,326	12,815
Total liabilities and stockholders’ equity	$32,574	$24,024

Arcadia Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share and per share data)

	Year Ended December 31,
	2019	2018
Revenues:
Product	$814	$657
License	67	150
Contract research and government grants	288	657
Total revenues	1,169	1,464
Operating expenses (income):
Cost of product revenues	885	661
Research and development	7,098	6,069
Change in fair value of contingent consideration	(1,000)	—
Selling, general and administrative	13,567	11,604
Total operating expenses	20,550	18,334
Loss from operations	(19,381)	(16,870)
Interest expense	(5)	—
Other income, net	466	394
Initial loss on common stock warrant and common stock adjustment feature liabilities	—	(4,000)
Change in fair value of common stock warrant and common stock adjustment feature liabilities	(9,243)	9,561
Offering costs	(708)	(2,555)
Net loss before income taxes	(28,871)	(13,470)
Income tax provision	(2)	(10)
Net loss	(28,873)	(13,480)
Net loss attributable to non-controlling interest	(68)	—
Net loss attributable to common stockholders	$(28,805)	$(13,480)
Net loss per share attributable to common stockholders:
Basic and diluted	$(4.53)	$(3.58)
Weighted-average number of shares used in per share calculations:
Basic and diluted	6,363,112	3,766,419
Other comprehensive income, net of tax
Unrealized gains on available-for-sale securities	1	—
Other comprehensive income	1	—
Comprehensive loss attributable to common stockholders	$(28,804)	$(13,480)

Arcadia Biosciences, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Year Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(28,873)	$(13,480)
Adjustments to reconcile net loss to cash used in operating activities:
Initial loss on common stock warrant and common stock adjustment feature liabilities	—	4,000
Change in fair value of common stock warrant and common stock adjustment feature liabilities	9,243	(9,561)
Change in fair value of contingent consideration	(1,000)	(9,561)
Offering costs	708	2,555
Depreciation	194	154
Lease amortization	708	—
Gain (loss) on disposal of equipment	3	(3)
Net amortization of investment premium	(180)	(193)
Stock-based compensation	2,287	1,550
Write down of inventory	304	310
Changes in operating assets and liabilities:	—
Accounts receivable	(437)	1,066
Unbilled revenue	3	2
Inventories	(1,535)	160
Prepaid expenses and other current assets	(8)	(151)
Other noncurrent assets	(1)	—
Accounts payable and accrued expenses	2,102	176
Amounts due to related parties	11	(1)
Unearned revenue	(54)	(312)
Other current liabilities	42	25
Other noncurrent liabilities	—	72
Operating lease payments	(715)	—
Net cash used in operating activities	(17,198)	(13,631)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	16	10
Purchases of property and equipment	(1,477)	(250)
Purchases of investments	(28,358)	(29,885)
Proceeds from sales and maturities of investments	21,450	24,150
Net cash used in investing activities	(8,369)	(5,975)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock and warrants from June 2019 Offering	7,500	—
Payments of offering costs relating to June 2019 Offering	(663)	—
Proceeds from issuance of common stock and warrants from September 2019 Offering	10,000	—
Payments of offering costs relating to September 2019 Offering	(798)	—
Proceeds from issuance of common stock and warrants under March 20108 Purchase Agreement	—	10,000
Payments of offering costs relating to March 2018 Purchase Agreement	—	(1,308)
Proceeds from issuance of common stock and warrants from June 2018 Offering	—	14,000
Payments of offering costs relating to June 2018 Offering	(24)	(1,182)
Principal payments on notes payable	(8)	—
Proceeds from exercise of warrants	5,269	—
Proceeds from exercise of stock options and purchases through ESPP	21	969
Capital contributions received from non-controlling interest	689	—
Net cash provided by financing activities	21,986	22,479
Net (decrease) increase in cash and cash equivalents	(3,581)	2,873
Cash and cash equivalents — beginning of period	11,998	9,125
Cash and cash equivalents — end of period	$8,417	$11,998
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$4	$—
Cash paid for income taxes	$2	$34
NONCASH TRANSACTIONS:
Offering costs in accounts payable and accrued expenses at end of period	$20	$23
Common stock warrants issued to placement agent and included in offering costs related to March 2018 Purchase Agreement	$—	$526
Common stock warrants issued to placement agent and included in offering costs related to June 2018 Offering	$—	$239
Common stock warrants issued to placement agent and included in offering costs related to June 2019 Offering	$86	$—
Common stock warrants issued to placement agent and included in offering costs related to September 2019 Offering	$95	$—
Reclassification of common stock warrant liability balance with warrant exercises	$7,016	$—
Reclassification of unearned revenue to other short term liabilities	$—	$259
Reclassification of common stock adjustment feature liability balance to equity	$—	$8,378
Right of use assets obtained in exchange for new operating lease liabilities	$2,328	$—
Right of use assets obtained through modification of existing lease agreement	$194	$—
Fixed assets acquired with notes payable	$139	$—
Purchases of fixed assets included in accounts payable and accrued expenses	$1	$—

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